As filed with the Securities and Exchange Commission on November 8, 1999

                                                     Registration No. 333-31045

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549




                         POST-EFFECTIVE AMENDMENT No. 2
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             IDX SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Vermont                                    03-0222230
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                    Identification Number)

1400 Shelburne Road, P.O. Box 1070, South Burlington, Vermont        05403
   (Address of Principal Executive Offices)                       (Zip Code)


          PHAMIS, INC. AMENDED AND RESTATED 1983 COMBINED NONQUALIFIED
                        AND INCENTIVE STOCK OPTION PLAN
    PHAMIS, INC. 1993 COMBINED INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                        AS AMENDED THROUGH MAY 14, 1996
      PHAMIS, INC. 1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN AS AMENDED
                            THROUGH JANUARY 1, 1996
            PHAMIS, INC. SALARY SAVINGS AND DEFERRAL PLAN AND TRUST
                      AS AMENDED THROUGH FEBRUARY 22, 1996
                       PHAMIS, INC. CAIN OPTION AGREEMENT
                            (Full Title of the Plans)

                               Richard E. Tarrant
                             Chief Executive Officer
                             IDX Systems Corporation
                       1400 Shelburne Road, P.O. Box 1070
                         South Burlington, Vermont 05403
                     (Name and Address of Agent for Service)

                                 (802) 862-1022
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

Robert W. Baker, Jr.                         Virginia K. Kapner, Esq.
IDX Systems Corporation                      Hale and Dorr LLP
1400 Shelburne Road, P.O. Box 1070           60 State Street
South Burlington, Vermont 05403              Boston, Massachusetts 02109
(802) 862-1022                               (617) 526-6000

                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-8, as amended, (File No. 333-31045) (the "Registration Statement"), IDX Systems Corporation (the "Registrant") registered plan interests under the PHAMIS Plan (as defined below) (the "Plan Interests") and shares of its common stock, $.01 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Registrant's (i) PHAMIS, Inc. Amended and Restated 1983 Combined Nonqualified and Incentive Stock Option Plan, (ii) PHAMIS, Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan as amended through May 14, 1996, (iii) PHAMIS, Inc. 1994 Nonemployee Director Stock Option Plan as amended through January 1, 1996, (iv) PHAMIS, Inc. Salary Savings and Deferral Plan and Trust as amended through February 22, 1996 (the "PHAMIS Plan"), and (v) PHAMIS, Inc. Stock Option Agreement dated August 20, 1990 with Michael Cain.

         On December 31, 1998, the PHAMIS Plan was merged into the IDX Systems Corporation Retirement Plan resulting in the elimination of the contributory feature of the PHAMIS Plan, and accordingly, as of such date, the offering of shares of Registrant Common Stock and Plan Interests under the PHAMIS Plan was terminated. Therefore, pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 2 to Registration Statement is being filed for the purpose of deregistering all Plan Interests and shares of Registrant Common Stock which remain unsold under the PHAMIS Plan at the termination of the offering.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont on November 8, 1999.

                                      IDX SYSTEMS CORPORATION



                                      By: /s/ Richard E. Tarrant
                                          ----------------------------------
                                          Richard E. Tarrant
                                          Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

      Signature              Title (Capacity)                  Date


/s/ Richard E. Tarrant       Chief Executive Officer and       November 8, 1999
-----------------------      Director (Principal Executive
Richard E. Tarrant           Officer)


 /s/   *                     Vice President, Finance and       November 8, 1999
-----------------------      Administration, Chief Financial
John A. Kane                 Officer and Treasurer (Principal
                             Financial and Accounting Officer)

 /s/   *                     Director                          November 8, 1999
-----------------------
Robert H. Hoehl


 /s/   *                     Director                          November 8, 1999
-----------------------
Stuart H. Altman, Ph.D.


 /s/   *                     Director                          November 8, 1999
-----------------------
Mark F. Wheeler

 /s/   *                     Director                          November 8, 1999
-----------------------
Steven M. Lash



 /s/   *                     Director                          November 8, 1999
-----------------------
Frank T. Sample



 /s/   *                     Director                          November 8, 1999
-----------------------
Henry M. Tufo, M.D.



/s/    *                     Director                          November 8, 1999
-----------------------
Allen Martin


/s/    *                     Director                          November 8, 1999
-----------------------
Peter W. Van Etten




*By:/s/ Richard E. Tarrant
    -------------------------------
    Richard E. Tarrant
    Attorney-in-fact

       IDX Systems Corporation Retirement Plan. I, the undersigned Plan Administrator of the IDX Systems Corporation Retirement Plan, hereby constitute and appoint Richard E. Tarrant, Robert W. Baker, Jr. and Virginia Kingsley Kapner, and each of them singly, my true and lawful attorneys with full power to them to sign for me and in my name, in the capacity indicated below, the Amendment No. 2 to Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in my name and behalf in my capacity as Plan Administrator to enable IDX Systems Corporation to comply with the Securities Act of 1933, as amended, and all requirements of signature as it may be signed by my said attorneys, or any of them to said Amendment No. 2 to Registration Statement and any and all amendments to the Registration Statement.

       Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on November 8, 1999.


                                            IDX SYSTEMS CORPORATION
                                            RETIREMENT PLAN




                                            By:/s/ John A. Kane
                                               ---------------------------------
                                               John A. Kane, Plan Administrator